                         VENTURE CORPORATE VUL CVUL2004
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 45. Face Amount $365,000. Death benefit option 1. $20,000 planned annual premium paid on the policy anniversary.
Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12.000%.
The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

            BEGINNING                                                 MONTHLY NET     ENDING
             POLICY       NET       VALUE       ADMIN        COI      INVESTMENT      POLICY
POLICY       VALUE      PREMIUM     AFTER      CHARGE      CHARGE       FACTOR        VALUE
 MONTH      (Step 1)    (Step 2)   PREMIUM    (Step 3a)   (Step 3c)    (Step 4)      (Step 5)
---------------------------------------------------------------------------------------------
   1          89,836     19,900    109,736        12          89      1.008343748     110,550
   2         110,550          0    110,550        12          89      1.008343748     111,370
   3         111,370          0    111,370        12          88      1.008343748     112,198
   4         112,198          0    112,198        12          88      1.008343748     113,034
   5         113,034          0    113,034        12          88      1.008343748     113,876
   6         113,876          0    113,876        12          88      1.008343748     114,726
   7         114,726          0    114,726        12          87      1.008343748     115,583
   8         115,583          0    115,583        12          87      1.008343748     116,447
   9         116,447          0    116,447        12          87      1.008343748     117,320
  10         117,320          0    117,320        12          86      1.008343748     118,199
  11         118,199          0    118,199        12          86      1.008343748     119,087
  12         119,087          0    119,087        12          86      1.008343748     119,982

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Annual Investment Management Fees and Expenses* - Annual Mortality and Expense Charge = 12.000% - 1.065% - 0.450% = 10.485%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 1.065% per annum.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month. For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $89,836

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - (Premium Charge + Sales Load)

     For year 5 month 1, the premium charge is 0.00% of gross premium paid. The Sales Load is 0.50% of gross premium paid. There is no premium for the other months in year 5.

     Net Premium = $20,000 - ($20,00 x (0.00% premium charge + 0.50% sales load) = $19,900

Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative charge + Cost of Insurance Charge

     Step 3a: Administrative charge of $12.00 per month.

     Step 3b: Cost of Insurance (COI) Charge = Monthly COI rate x [(Death Benefit / Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge)]

         In the illustrated example, the Monthly COI rate for year 5 is 0.00035, the Death Benefit is $365,000 and the Discount Factor is 1.00246627

         The Beginning Policy Value is $89,836

         COI Deduction = 0.00035 x [($365,000 / 1.00246627) - ($89,836+ $19,900
         - $12.00] = $89.03

     Total Monthly Deductions = $12.00 + $89.00 = $101.00

Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.485% net annual subaccount rate of return:

         Monthly Net Investment Factor (hypothetical) = (1 + 0.1048) to the power of 1/12 = 1.008343748

Step 5: Ending Policy Value

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

         For year 5 month 1 Ending Policy Value = ($89,836 + $19,900 - $101.00) x (1.008343748) = $110,550

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the policyholder is 50 and the applicable Minimum Death Benefit Percentage is 130%.

     Death Benefit = greater of [$365,000] or [130% x 119,982] = $365,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

YEAR          PREMIUM CHARGE       SALES LOAD     MONTHLY M&E CHARGE      ADMINISTRATION CHARGE
-----------------------------------------------------------------------------------------------
  1               1.00%             13.00%              0.45%                       12
  2               1.00%              6.25%              0.45%                       12
  3               1.00%              3.50%              0.45%                       12
  4               0.00%              2.50%              0.45%                       12
  5               0.00%              0.50%              0.45%                       12
  6               0.00%              0.50%              0.45%                       12
  7               0.00%              0.00%              0.45%                       12
  8               0.00%              0.00%              0.45%                       12
  9               0.00%              0.00%              0.45%                       12
 10               0.00%              0.00%              0.45%                       12
 11+              0.00%              0.00%              0.20%                       12

     The monthly COI rates will vary by attained age.

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                        VENTURE CORPORATE VUL CVUL2003 SL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 45. Face Amount $365,000. Death benefit option 1. $20,000 planned annual premium paid on the policy anniversary.
Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12.000%.
The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

            BEGINNING                                                 MONTHLY NET     ENDING
             POLICY       NET       VALUE       ADMIN        COI      INVESTMENT      POLICY
POLICY       VALUE      PREMIUM     AFTER      CHARGE      CHARGE       FACTOR        VALUE
 MONTH      (Step 1)    (Step 2)   PREMIUM    (Step 3a)   (Step 3c)    (Step 4)      (Step 5)
---------------------------------------------------------------------------------------------
   1          91,307     19,400    110,707        12          81      1.008305713     111,533
   2         111,533          0    111,533        12          81      1.008305713     112,366
   3         112,366          0    112,366        12          80      1.008305713     113,206
   4         113,206          0    113,206        12          80      1.008305713     114,054
   5         114,054          0    114,054        12          80      1.008305713     114,909
   6         114,909          0    114,909        12          79      1.008305713     115,771
   7         115,771          0    115,771        12          79      1.008305713     116,640
   8         116,640          0    116,640        12          79      1.008305713     117,517
   9         117,517          0    117,517        12          79      1.008305713     118,402
  10         118,402          0    118,402        12          78      1.008305713     119,294
  11         119,294          0    119,294        12          78      1.008305713     120,194
  12         120,194          0    120,194        12          78      1.008305713     121,102

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Annual Investment Management Fees and Expenses* - Annual Mortality and Expense Charge = 12.000% - 1.065% - 0.500% = 10.435%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 1.065% per annum.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month. For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $91,307

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - (Premium Charge + Sales Load)

     For year 5 month 1, the premium charge is 2.0% of gross premium paid. The Sales Load is 1.0% of gross premium paid. There is no premium for the other months in year 5.

     Net Premium = $20,000 - ($20,00 x (2.0% premium charge + 1.0% sales load) = $19,400

Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative charge + Cost of Insurance Charge

     Step 3a: Administrative charge of $12.00 per month.

     Step 3b: Cost of Insurance (COI) Charge = Monthly COI rate x [(Death Benefit / Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge)]

         In the illustrated example, the Monthly COI rate for year 5 is .0003190, the Death Benefit is $365,000 and the Discount Factor is 1.00246627

         The Beginning Policy Value is $91,307

         COI Deduction = 0.0003190 x [( $365,000 / 1.00246627) - ($91,307
         + $19,400 - $12.00] = $80.83

     Total Monthly Deductions = $12.00 + $81.00 = $93.00

Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.440% net annual subaccount rate of return:

         Monthly Net Investment Factor (hypothetical) = (1 + 0.1044) to the power of 1/12 = 1.008305713

Step 5: Ending Policy Value

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

         For year 5 month 1 Ending Policy Value = ( $91,307 + $19,400.00 - $93.00) x ( 1.008305713) = $111,533

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the policyholder is 50 and the applicable Minimum Death Benefit Percentage is 130%.

     Death Benefit = greater of [ $365,000] or [ 130% x 121,102] = $365,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

YEAR         PREMIUM CHARGE       SALES LOAD       MONTHLY M&E CHARGE      ADMINISTRATION CHARGE
------------------------------------------------------------------------------------------------
  1              2.00%              8.00%                0.50%                       12
  2              2.00%              6.00%                0.50%                       12
  3              2.00%              3.00%                0.50%                       12
  4              2.00%              2.00%                0.50%                       12
  5              2.00%              1.00%                0.50%                       12
  6              2.00%              0.00%                0.50%                       12
  7              2.00%              0.00%                0.50%                       12
  8              2.00%              0.00%                0.50%                       12
  9              2.00%              0.00%                0.50%                       12
 10              2.00%              0.00%                0.50%                       12
 11+             0.00%              0.00%                0.20%                       12

     The monthly COI rates will vary by attained age.

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                        VENTURE CORPORATE VUL CVUL2003 SC
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 45. Face Amount $365,000. Death benefit option 1. $20,000 planned annual premium paid on the policy anniversary.
Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12.000%.
The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

            BEGINNING                                                 MONTHLY NET     ENDING
             POLICY       NET       VALUE       ADMIN        COI      INVESTMENT      POLICY
POLICY       VALUE      PREMIUM     AFTER      CHARGE      CHARGE       FACTOR        VALUE
 MONTH      (Step 1)    (Step 2)   PREMIUM    (Step 3a)   (Step 3c)    (Step 4)      (Step 5)
---------------------------------------------------------------------------------------------
   1          93,134     19,600    112,734        12         123      1.008305713     113,534
   2         113,534          0    113,534        12         123      1.008305713     114,341
   3         114,341          0    114,341        12         123      1.008305713     115,155
   4         115,155          0    115,155        12         122      1.008305713     115,976
   5         115,976          0    115,976        12         122      1.008305713     116,804
   6         116,804          0    116,804        12         121      1.008305713     117,640
   7         117,640          0    117,640        12         121      1.008305713     118,483
   8         118,483          0    118,483        12         121      1.008305713     119,333
   9         119,333          0    119,333        12         120      1.008305713     120,191
  10         120,191          0    120,191        12         120      1.008305713     121,056
  11         121,056          0    121,056        12         119      1.008305713     121,929
  12         121,929          0    121,929        12         119      1.008305713     122,810

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Annual Investment Management Fees and Expenses* - Annual Mortality and Expense Charge = 12% - 1.065% - 0.500% = 10.435%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 1.065% per annum.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month. For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $93,134

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - Premium Charge

     For year 5 month 1, the premium charge is 2.0% of gross premium paid. There is no premium for the other months in year 5.

     Net Premium = $20,000 - ($20,000 x 2.0%) = $19,600

Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative charge + Cost of Insurance Charge

     Step 3a: Administrative charge of $12.00 per month.

     Step 3b: Cost of Insurance (COI) Charge = Monthly COI rate x [(Death Benefit / Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge)]

         In the illustrated example, the Monthly COI rate for year 5 is .0004910, the Death Benefit is $365,000 and the Discount Factor is 1.00246627

         The Beginning Policy Value is $93,134

         COI Deduction = 0.0004910 x [( $365,000 / 1.00246627) - ($93,134
         + $19,600 - $12.00] = $123.43

     Total Monthly Deductions = $12.00 + $123.00 = $135.00

Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.440% net annual subaccount rate of return:

        Monthly Net Investment Factor (hypothetical) = (1 + 0.1044) to the power of 1/12 = 1.008305713

Step 5: Ending Policy Value

        Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

        For year 5 month 1 Ending Policy Value = ($93,134+ $19,600.00 - $135.00)
        x (1.008305713) = $113,534

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge is expressed as a percentage of total premiums paid from issue to the applicable policy year. Amounts not included in this total premium paid for surrender charge purposes include:

         1. Premiums in any year in excess of the target premium

         2. Premium paid after the fifth policy year.

     A portion of the surrender charge is assessed on a partial withdrawal or a decrease in the face amount. The surrender charge percentages vary by policy year and as per the table below

                       SURRENDER
POLICY                   CHARGE
 YEAR                   PERCENT
------                 ---------
  1                       5.0%
  2                       4.0%
  3                       3.0%
  4                       2.5%
  5                       2.0%
  6                       1.5%
  7                       1.0%
  8                       1.0%
  9                       0.5%
 10+                      0.0%

     Surrender Charge = Surrender Charge Rate x Total Premiums Paid from Issue during the First Five Policy Years

     The Surrender Charge Rate used in this illustration is 2.0%
     The Total Premiums Paid from Issue during the First Five Policy Years is $100,000
     The Target Premium is $20,000 per year

     For year 5 month 1, the Surrender Charge = 2.0% x ($100,000) = $2,000 and for month 12, the Surrender Charge = 2.0% x ($100,000) = $2,000

     Cash Surrender Value month 1 = $113,534 - $2,000 = $111,534
     Cash Surrender Value month 12 = $122,810 - $2,000 = $120,810

The following is a detailed representation of the interim cash surrender value calculations during policy year 5.

          ENDING    SURRENDER    TOTAL                   CASH
POLICY    POLICY     CHARGE     PREMIUMS   SURRENDER   SURRENDER
MONTH     VALUE       RATE        PAID*     CHARGES      VALUE
----------------------------------------------------------------
  1      113,534      2.0%      100,000      2,000      111,534
  2      114,341      2.0%      100,000      2,000      112,341
  3      115,155      2.0%      100,000      2,000      113,155
  4      115,976      2.0%      100,000      2,000      113,976
  5      116,804      2.0%      100,000      2,000      114,804
  6      117,640      2.0%      100,000      2,000      115,640
  7      118,483      2.0%      100,000      2,000      116,483
  8      119,333      2.0%      100,000      2,000      117,333
  9      120,191      2.0%      100,000      2,000      118,191
 10      121,056      2.0%      100,000      2,000      119,056
 11      121,929      2.0%      100,000      2,000      119,929
 12      122,810      2.0%      100,000      2,000      120,810

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the policyholder is 50 and the applicable Minimum Death Benefit Percentage is 130%.

     Death Benefit = greater of [$365,000] or [130% x 122,810] = $365,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

YEAR        PREMIUM CHARGE     MONTHLY M&E CHARGE      ADMINISTRATION CHARGE
----------------------------------------------------------------------------
  1             2.00%                0.50%                       12
  2             2.00%                0.50%                       12
  3             2.00%                0.50%                       12
  4             2.00%                0.50%                       12
  5             2.00%                0.50%                       12
  6             2.00%                0.50%                       12
  7             2.00%                0.50%                       12
  8             2.00%                0.50%                       12
  9             2.00%                0.50%                       12
 10             2.00%                0.50%                       12
 11+            0.00%                0.20%                       12

     The monthly COI rates will vary by attained age.

How the Cash Surrender Value will differ in other years:

     The surrender charge rate is based on the duration of the coverage.

     The surrender charge percentage decrease from policy year 1 to 9, and is zero for year 10 and later.

     Within a policy year, the surrender charge percentage is level on a monthly basis.

                       SURRENDER CHARGE
POLICY YEAR               PERCENTAGE
---------------------------------------
     1                       5.0%
     2                       4.0%
     3                       3.0%
     4                       2.5%
     5                       2.0%
     6                       1.5%
     7                       1.0%
     8                       1.0%
     9                       0.5%
    10+                      0.0%

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.